Exhibit 10.3

AIRCRAFT AND ENGINE SECURITY AGREEMENT

DATED AS OF MAY 2, 2013

BETWEEN

THE GRANTOR PARTY HERETO

AS GRANTOR

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS AGENT

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TABLE OF CONTENTS

(continued)

Schedule I	—	Definitions
Annex A	—	Aircraft and Engines
Exhibit A	—	Form of Security Agreement Supplement
Exhibit B	—	Form of Irrevocable De-Registration and Export Request Authorization

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AIRCRAFT AND ENGINE SECURITY AGREEMENT

This AIRCRAFT AND ENGINE SECURITY AGREEMENT, dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, this “Security Agreement”), is among the Person listed on the signature pages hereof as “Grantor” (the “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns, in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation (“EAC”), and EVERGREEN HELICOPTERS, INC., an Oregon corporation (“Evergreen” and together with EAC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”) are parties to that certain Credit Agreement, dated contemporaneously herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”) and Agent, pursuant to which the Lender Group has agreed to make certain financial accommodations available to the Borrowers pursuant to the terms and conditions thereof; and

WHEREAS, Grantor is a party to that certain Guaranty and Security Agreement, dated contemporaneously herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), with Agent and the other parties thereto, pursuant to which the Grantor has granted to Agent, for the benefit of the Lender Group and the Bank Product Providers, a security interest in substantially all of its assets; and

WHEREAS, to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make financial accommodations to Borrowers as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, Grantor has agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, as provided herein; and

WHEREAS, all things have been done to make the Credit Agreement, which has been executed, issued and delivered by the Borrowers, the legal, valid and binding obligation of the Borrowers; and

WHEREAS, all things have been done to make the Guaranty and Security Agreement, which has been executed, issued and delivered by Grantor, the legal, valid and binding obligation of Grantor; and

WHEREAS, all things necessary to make this Security Agreement a legal, valid and binding obligation of Grantor and Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred; and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; CONSTRUCTION

Section 1.1 Certain Definitions. For all purposes of this Security Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein have the meanings set forth in Schedule I hereto or in the Credit Agreement (and Schedule 1.1 thereto) unless otherwise defined herein;

(b) the definitions stated herein and those stated in Schedule I apply equally to both the singular and the plural forms of the terms defined;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Security Agreement as a whole and not to any particular Section or other subdivision;

(d) references herein to sections, schedules, appendices and exhibits pertain to sections, schedules, appendices and exhibits in or to this Security Agreement and shall be deemed to be a part of this Security Agreement;

(e) references to any agreement shall be to such agreement, as amended, modified or supplemented;

(f) references to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Loan Documents; and

(g) references to “including” or “included” shall not be limiting and shall be deemed to mean “including without limitation” and “included, but not limited to.”

Section 1.2 Construction. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee), (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Secured Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations, (e) the payment or repayment in full in immediately available funds of all other Secured Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

SECTION 2. SECURITY

Section 2.1 Grant of Security. Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest in, and mortgage Lien on, and consents to the registration of an International Interest on, all of Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) the Aircraft, including each Airframe, each Engine (each such Engine having more than 550 rated takeoff horsepower or the equivalent of such horsepower), each Rotor, each Rotor Blade, and in the case of an Engine, Rotor, or Rotor Blade, as the same is now and will hereafter be constituted, whether now or hereafter acquired, and whether or not any such Engine, Rotor, or Rotor Blade may from time to time be installed on an Airframe or any other airframe or any other aircraft, any and all Parts which are from time to time included within the definitions of “Airframes” or “Engines” and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, such Aircraft, such Airframes, such Engines, such Rotors, such Rotor Blades, and any and all such Parts (such Airframes and Engines as more particularly described in the Security Agreement Supplement and with respect to any substitutions or replacements therefor), and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and together with all Aircraft Documents;

(b) all Accessories in respect of any Aircraft;

(c) all service and warranty rights related to the Aircraft, the Engines, the Rotors, the Rotor Blades, the Parts, or any Accessories in respect of any Aircraft;

(d) each lease, interchange agreement or operating agreement with respect to any Aircraft, any Engine, any Rotor, any Rotor Blade, any Part, or any other agreement relating to use or possession of any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Grantor is or may be entitled to do thereunder (subject to such reservation);

(e) all requisition, confiscation, seizure or condemnation proceeds with respect to any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part thereof or any other Collateral, all amounts paid or payable by any Government Authority in respect of the possession or use of any Aircraft, and all proceeds from the sale, lease or other disposition of any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part or any other Collateral described herein (without any implication that any of such actions is permitted without the consent of Agent; it being acknowledged that the consent of Agent is required for any such action) except as otherwise expressly provided in the Credit Agreement;

(f) the Bills of Sale;

(g) any other bill of sale to any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part;

(h) all service contracts, product agreements, repair, maintenance and overhaul agreements, all power by hour maintenance contracts, and all agreements of any subcontractor, supplier or vendor, including to the extent assignable all warranties, in respect of any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part;

(i) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with Agent by or for the account of Grantor in respect of any Aircraft pursuant to any term of this Security Agreement, any Loan Documents, or any Bank Product Agreement, and held or required to be held by Agent hereunder or thereunder;

(j) all property that may from time to time hereafter be expressly subjected to the Lien of this Security Agreement;

(k) all insurance policies (including the proceeds thereof) with respect to any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part required to be maintained by Grantor under Section 3.3(k) hereof;

(l) to the extent related to any of the foregoing or consisting of or acquired with proceeds of any of the foregoing, all accounts, goods, inventory, equipment, general intangibles (including software and payment intangibles), documents, promissory notes and other instruments, chattel paper (including electronic chattel paper and tangible chattel paper), investment property, deposit accounts, commercial tort claims, letters of credit, letter of credit rights and contract rights, if any, of Grantor; and

(m) all proceeds and products of the foregoing.

Notwithstanding anything contained in this Security Agreement to the contrary, the term “Collateral” shall not include any Excluded Assets (as defined in the Guaranty and Security Agreement).

TO HAVE AND TO HOLD all and singular the Collateral unto Agent, its permitted successors and assigns, forever, upon the terms and trusts herein set forth, for the benefit, security and protection of Agent, for the benefit of the Lender Group and the Bank Product Providers, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

Grantor agrees that, in the event Grantor, pursuant to any Senior Note Document, takes any action to grant or perfect a Lien in favor of the Notes Collateral Agent in any assets (other than Second Lien Escrow Collateral (as defined in the Intercreditor Agreement)), such Grantor shall also take such action to grant or perfect a Lien in favor of Agent to secure the Secured Obligations without request of Agent, including with respect to any property in which the Notes Collateral Agent directs a Grantor to grant or perfect a Lien or take such other action under any Senior Note Document.

Grantor does hereby constitute and appoint Agent the true and lawful attorney of Grantor, irrevocably, for good and valuable consideration with full power of substitution, which appointment is coupled with an interest, with full power (in the name of Grantor or otherwise) to ask for, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of all property (in each case including insurance and requisition proceeds) which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which Agent may deem to be necessary or advisable in the premises as fully as Grantor itself could do; provided that Agent shall not be permitted to exercise any such rights except following the existence, and during the continuance of, an Event of Default. Without limiting the foregoing provisions, following the existence, and during the continuance of, any Event of Default, but subject to the terms hereof and any mandatory requirements of applicable law, Agent shall have the right under such power of attorney, but no obligation, in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of Grantor or otherwise, which Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent in and to the security intended to be afforded hereby.

Grantor agrees that at any time and from time to time, upon the written request of Agent, Grantor will, at its cost and expense, promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including legal opinions reasonably requested by Agent), and do such further acts and things, including filings, recordations, registrations, and similar actions under the Code, with the FAA, with the International Registry, or any other registry with respect to any Aircraft, any Engine, any Rotor, any Rotor Blade, as Agent may reasonably deem desirable in obtaining the full benefits of the security interest and assignment hereunder and of the rights and powers herein granted.

Grantor does hereby warrant and represent that, except as permitted by the Credit Agreement and the other Loan Documents, it has not granted a security interest in or assigned or pledged, or sold, transferred, leased, or otherwise disposed of, and hereby covenants that, except as permitted by the Credit Agreement and the other Loan Documents, it will not (i) grant a security interest in, assign or pledge, or sell, transfer, lease or otherwise dispose of, so long as the Lien of this Security Agreement has not been discharged in accordance with the terms hereof, any of its rights, titles or interests in the Collateral to any Person other than Agent and Notes Collateral Agent, and (ii) except in each case as provided hereunder, or so long as no Event of Default is in existence, enter into any agreement amending or supplementing any agreement assigned or pledged hereunder or execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any agreement assigned or pledged hereunder, or settle or compromise any claim arising under any agreement assigned or pledged hereunder, submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any agreement assigned or pledged hereunder, or to arbitration thereunder.

It is hereby further agreed that any and all Collateral described or referred to in the granting clause hereof which is hereafter acquired by Grantor shall ipso facto, and without any other conveyance, assignment or act on the part of Grantor or Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

SECTION 3. COVENANTS OF THE GRANTOR

Section 3.1 Liens and Legal Opinions.

(a) Grantor shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or International Interest against or with respect to any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part or title thereto or any interest therein except for Permitted Liens. Grantor shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

(b) Promptly following the execution and delivery of this Security Agreement Grantor shall furnish an opinion of qualified FAA counsel, in form and substance reasonably satisfactory to Agent, that (i) this Security Agreement is in recordable form, (ii) this Security Agreement has been filed for recordation with the FAA in accordance with the Federal Aviation Act and creates a duly perfected first priority security interest in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in the portion of the Collateral for which a security interest can be perfected by such filing with the FAA in favor of Agent, and there are no other Liens of record with the FAA with respect to the Collateral (except for Permitted Liens), and (iii) the International Interests granted in each

Aircraft (and each of the applicable Engines) under this Agreement have been registered as International Interests with the International Registry in accordance with the Cape Town Convention, and there are no other International Interests of record with the International Registry with respect to the Collateral (except for Permitted Liens) (and Grantor shall have furnished to Agent a “priority search certificate” from the International Registry confirming the foregoing), and covering such other matters as Agent shall reasonably request. Promptly after this Agreement has been recorded by the FAA, Grantor shall deliver to Agent an opinion of such counsel, in form and substance reasonably acceptable to Agent, as to the due recordation thereof by the FAA.

Section 3.2 Possession.

Except as expressly permitted in Section 3.9, Grantor shall not lease, or otherwise in any manner deliver, relinquish or transfer possession of any Airframe, any Engine, any Rotor, or any Rotor Blade to any Person or install any Engine, Rotor, or Rotor Blade, or permit any Engine, Rotor, or Rotor Blade, to be installed, on an airframe other than the Airframes, without the prior consent of Agent, which consent may be withheld in its sole discretion, provided, however, that so long as all approvals, consents or authorizations required from the Aeronautical Authority in connection with any such lease or such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect, Grantor may, without the prior consent of Agent:

(a) enter into a Wet Lease or other similar arrangement under which Grantor has operational control of any Airframes, any Engines, any Rotors, any Rotor Blades installed thereon in the course of Grantor’s business (which shall not be considered a transfer of possession hereunder), provided that Grantor’s obligations under this Security Agreement shall continue in full force and effect notwithstanding any such Wet Lease or other similar arrangement;

(b) so long as no Event of Default shall have occurred and be continuing or would result therefrom, deliver possession of any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part to the manufacturer thereof or to any FAA certified organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Security Agreement;

(c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, install an Engine, Rotor, or Rotor Blade on an airframe owned by Grantor that is free and clear of all Liens except (i) Permitted Liens, or (ii) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts, Rotors, or Rotor Blades) installed on such airframe;

(d) so long as no Event of Default shall have occurred and be continuing or would result therefrom, install an Engine, Rotor, or Rotor Blade on an airframe leased by Grantor or purchased by Grantor subject to a conditional sale or other security agreement, but only if (i) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by Section 3.2(c), and (ii) Grantor shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine, Rotor, or Rotor Blade by reason of such Engine, Rotor, or Rotor Blade being installed on such airframe at any time while such Engine, Rotor, or Rotor Blade is subject to this Security Agreement;

(e) install an Engine, Rotor, or Rotor Blade on an airframe, owned by Grantor, leased by Grantor or purchased by Grantor subject to a conditional sale or other security agreement under circumstances where neither clause (c) nor clause (d) above is applicable, provided that any such installation (so long as the same shall be continuing) shall be deemed an Event of Loss with respect to such Engine and Grantor shall comply with Section 3.4(h) hereof; or

(f) transfer possession of any Airframe, any Engine, any Rotor, or Rotor Blade to the United States of America when required by Applicable Law (it being understood that nothing in this clause (f) shall relieve Grantor from its obligations under Section 3.4(a) if such transfer becomes an Event of Loss), in which event Grantor shall promptly notify Agent in writing of any such transfer of possession;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 3.2 (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Security Agreement (except as required by Applicable Law in respect of Persons described in clause (b) or clause (f) above); (2) Grantor shall remain primarily liable hereunder for the performance of all the terms and conditions of this Security Agreement and all of the terms and conditions of this Security Agreement, the other applicable Loan Documents, and the Bank Product Agreements shall remain in effect; (3) no lease or transfer of possession otherwise in compliance with this Section 3.2 shall (A) result in any registration or re-registration of any Aircraft or the maintenance, operation or use thereof except in compliance with Sections 3.3(b), (c), (d) or (f), or (B) permit any action not permitted to Grantor hereunder; (4) if any such lease or transfer of possession shall, in the reasonable opinion of any Lender, result in any risk of adverse tax consequences to such Lender, Grantor shall, prior to entering into the same, provide an indemnity satisfactory in form and substance to such Lender against any such adverse tax consequences; (5) Grantor shall provide evidence reasonably satisfactory to Agent and each Lender that the insurance required by Section 3.3(k) remains in effect and for the purpose of Agent’s and the Lenders’ review of such insurance requirements, Grantor shall, at least five (5) days prior to the date of any lease permitted under this Section 3.2, provide to Agent and each Lender, forms of the broker’s report and insurance certificates required by Section 3.3(k)(vi); (6) all necessary documents shall have been duly filed or recorded in applicable public offices as may be required to preserve the Lien of this Security Agreement upon the Airframe and Engines; and (7) Grantor shall reimburse Agent and each Lender, on an After Tax Basis, for all of its reasonable out-of-pocket expenses (including, without limitation, registration and filing fees, notary fees, and disbursements of counsel) in connection with any such lease or transfer.

Section 3.3 Registration and Operation.

(a) Registration and Recordation. Except as expressly permitted in Section 3.9, each Aircraft shall be duly registered in the name of Grantor under the Transportation Code and on the International Registry at all times; provided that Agent shall execute and deliver all such documents as Grantor may reasonably request for the purpose of effecting or continuing such registration. Except as expressly permitted in Section 3.9, Grantor shall not change the registration number of any Aircraft. Unless the Lien of this Security Agreement has been discharged, Grantor shall also cause this Security Agreement to be duly recorded and at all times maintained of record on such registries as a first-priority perfected mortgage on each Aircraft, each Airframe, and each of the Engines, except as expressly permitted in Section 3.9.

(b) Intentionally Omitted.

(c) Markings. If permitted by Applicable Law, Grantor will cause to be affixed to, and maintained in, the cockpit of such Airframe, in a clearly visible location, and in a visible location on each Engine, a placard of a reasonable size and shape bearing the legend, in English, set forth below:

Mortgaged to

Wells Fargo Bank, National Association,

as Agent

Such placard may be removed temporarily, if necessary, in the course of maintenance of such Airframe or such Engine, as the case may be. If such placard is damaged or becomes illegible, Grantor shall promptly replace it with a placard complying with the requirements of this Section 3.3(c).

(d) Compliance With Laws. Grantor shall not permit any Airframe, any Engine, any Rotor, or any Rotor Blade to be used or operated in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to such Aircraft, Engines, Rotors, or Rotor Blades issued by any competent governmental authority, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a danger (other than a de minimis danger) of the sale, forfeiture or loss of such Airframe, such Engines, such Rotors, or such Rotor Blades or the Lien of this Security Agreement thereupon, any risk of criminal liability or any material risk of civil liability against Agent, any other member of the Lender Group, or any Bank Product Provider, or (ii) it is not possible for Grantor to comply with the Laws of a jurisdiction other than the United States because of a conflict with the Applicable Laws of the United States.

(e) Operation. Except as otherwise expressly provided herein, Grantor shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframes, Engines, Rotors, Rotor Blades, and Parts in any lawful manner or place in accordance with Grantor’s business judgment. Grantor shall not operate, use or locate any Airframe, any Engine, any Rotor, any Rotor Blade, or suffer any Airframe, any Engine, any Rotor, any Rotor Blades to be operated, used or located (i) in any area excluded from coverage by any insurance required by the terms of Section 3.3(k) hereof, except in the case of a requisition by the United States of America where Grantor obtains (and provide evidence of) indemnity from the Government for the benefit of the Additional Insureds against substantially the same risks and for at least the amounts of the insurance required by Section 3.3(k) hereof covering such area, or (ii) unless covered by war risk insurance, unless such Airframe, such Engine, such Rotor, or such Rotor Blade is operated or used under contract with the Government under which contract the Government assumes liability for substantially the same risks, on terms and conditions reasonably acceptable to Agent, in at least the same amounts as would be covered by such insurance.

(f) Information for Filings. Grantor shall promptly furnish to Agent such information that is under its control or to which it has reasonable access as may be required to enable Agent, any member of the Lender Group, or any Bank Product Provider timely to file any reports required to be filed by it with any Governmental Authority because of, or in connection with, the interest of Agent, such member of the Lender Group, or such Bank Product Provider in the Aircraft, Airframes, Engines, Rotors, Rotor Blades, or any other part of the Collateral.

(g) Maintenance. Grantor, at its own cost and expense, shall service, repair, maintain, overhaul and test each Aircraft, each Airframe, each Engine, each Rotor, each Rotor Blade, or cause the same to be done in accordance with (1)(i) a Maintenance Program and (ii) maintenance standards required by the FAA, and shall keep or cause to be kept Aircraft, each Airframe, each Engine, each Rotor, and each Rotor Blade in as good operating condition as where originally mortgaged hereunder and after giving effect to the refurbishment contemplated to be financed hereby, ordinary wear and tear excepted, and shall keep or cause to be kept each Aircraft, each Airframe, each Engine, each Rotor, and each Rotor Blade in such operating condition as may be necessary to enable the airworthiness certification of each Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA, except when all aircraft of the same type, model or series as such Airframe (powered by engines of the same type as those with which such Airframe shall be equipped at the time of grounding) have been grounded by the FAA, and (2) the same standards Grantor uses with respect to similar aircraft of similar size in its fleet operated (whether owned or leased) by Grantor in similar circumstances. Nothing herein shall be deemed to prevent Grantor from taking any Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable FAA requirements and sound practice for such storage. Grantor shall maintain and update in a timely fashion all records, logs and other documents required by the FAA or any other Government Authority having jurisdiction to be maintained in respect of the Aircraft and such records, logs and other documents shall be kept in the English language. Grantor further agrees that the Aircraft, Airframes, Engines, Rotors, and Rotor Blades will be maintained, used, serviced, repaired, overhauled or inspected in compliance with Applicable Law with respect to the maintenance of the Aircraft and compliance with each applicable airworthiness certificate, license and registration relating to such Collateral issued by the FAA. Grantor shall comply with all airworthiness directives from the FAA and all mandatory service bulletins issued from any Manufacturer or Engine Manufacturer.

(h) Replacement of Parts.

Except as otherwise provided in the proviso to the third sentence of Section 3.3(j) or if an Airframe or an Engine to which a Part relates has suffered an Event of Loss, Grantor, at its own cost and expense, will promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Grantor, at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Grantor, at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 3.3(j), replace such Parts as promptly as practicable with replacement Parts. All replacement Parts shall be free and clear of all Liens except for Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

Except in respect of any Part that Grantor may remove from an Airframe, an Engine, a Rotor, or a Rotor Blade as provided in the proviso to the third sentence of Section 3.3(j), all Parts at any time removed from an Airframe, an Engine, a Rotor, or a Rotor Blade shall remain the property of Grantor and subject to this Security Agreement, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to an Airframe, Engine, a Rotor, or a Rotor Blade and that meet the requirements for replacement Parts specified in the first paragraph of this Section 3.3(h). Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe, Engine, Rotor, or a Rotor Blade as provided in this Section 3.3(h), without further act, (i) title to the replaced Part shall be free and clear of all rights of Agent and such Part shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon vest in Grantor; and (iii) such replacement Part shall become subject to the Lien of this Security Agreement and be deemed part of such Airframe, Engine, Rotor, or Rotor Blade as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe, Engine, Rotor, or Rotor Blade.

(i) Intentionally Omitted.

(j) Alterations, Modifications and Additions.

Grantor, at its own expense, shall make (or cause to be made) alterations and modifications in and additions to any Airframe, any Engine, any Rotor, or any Rotor Blade as may be required to be made from time to time by Applicable Law and to meet applicable standards of any airworthiness directives or any other standard of the FAA and any mandatory service bulletins of the applicable Manufacturer or the applicable Engine Manufacturer or in order to maintain the insurance required under Section 3.3(k) regardless of upon whom such requirements are, by their terms, nominally imposed; provided that Grantor may, in good faith and by appropriate procedure, contest the validity or application of any such standard in any reasonable manner which does not adversely affect the interests of Agent and does not involve any risk (other than a de minimis risk) of sale, forfeiture or loss of any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or the Lien of this Security Agreement thereupon, any material risk of civil penalty or any risk of criminal liability being imposed on Agent, any other member of the Lender Group, or any Bank Product Provider. In addition, Grantor, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Airframe, any Engine, any Rotor, or any Rotor Blades as Grantor may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Grantor deems are obsolete or no longer suitable or appropriate for use in such Aircraft, such Airframe, such Engine, such Rotors, or such Rotor Blades, provided further that no such alteration, modification or addition diminishes the value, utility, estimated residual value (with respect to the applicable Airframe only), condition, remaining useful life or airworthiness of such Airframe, such Engine, such Rotor, or such Rotor Blade below the value, utility, estimated residual value, condition, remaining useful life or airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Airframe, Engine, Rotor, or Rotor Blade was then in the condition required to be maintained by the terms of this Security Agreement, except that the value (but not the utility, estimated residual value, condition, remaining useful life or airworthiness) of the Aircraft may be reduced by the value of Parts which Grantor has removed as permitted above. All Parts incorporated or installed in or attached or added to any Airframe, any Engine, any Rotor, or any Rotor Blade as the result of any alteration, modification or addition effected by Grantor shall become the property of Grantor and, without further act, subject to the Lien of this Security Agreement and shall be free and clear of any other Liens except Permitted Liens, provided that Grantor may remove any such Part from the Airframe, any Engine, any Rotor, or any Rotor Blade if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe, such Engine, such Rotor, or such Rotor Blade at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or such Engine pursuant to the terms of Section 3.3(g) or the first sentence of this Section 3.3(j) or pursuant to the terms of any insurance policies required to be carried hereunder or under any Applicable Law and (iii) such Part can be removed from such Airframe, such Engine, such Rotor, or such Rotor Blade without diminishing or impairing the value, condition, utility, estimated residual value, remaining useful life or airworthiness which such Airframe, Engine, Rotor, or Rotor Blade would have had at the time of removal had such alteration, modification or addition not been effected by Grantor assuming such Aircraft was otherwise maintained in the condition required by this Security Agreement. Upon the removal by Grantor of any such Part as above provided, title thereto shall, without further act, remain in Grantor, free and clear of all rights of Agent and such Part shall no longer be deemed a Part hereunder.

(k) Insurance.

(i) General Requirements

Grantor shall at all times, at its own cost and expense, cause policies of insurance in such form, of such type and with financially sound insurers satisfactory to Agent, to be procured and maintained on or in respect of each Aircraft and Engine, as follows: (1) comprehensive aircraft liability insurance complying with all applicable regulatory requirements and covering all risks which Grantor may incur by reason of the use or operation of the Aircraft in or over any area (including, without limitation, contractual, bodily injury, passenger, public and property damage liability) with respect to each Aircraft in an amount not less than the greater of (A) $50,000,000 per occurrence or (B) the amounts of comprehensive aviation liability insurance from time to time applicable to aircraft operated by Grantor (whether owned or leased) of the type of such Aircraft; (2) cargo liability insurance with respect to each Aircraft; (3) all-risk ground and flight aircraft hull insurance covering each Aircraft in motion and not in motion, and fire and extended coverage and all-risk property damage insurance covering each Engine and all other items of equipment while removed from an Airframe, in an amount not less than the lesser of $10,000,000 per item of equipment or the scheduled appraised fair market value thereof; and (4) such other insurance against other risks as is usually carried by a Person engaged in the same business as Grantor. All such insurance shall be maintained with insurers acceptable to Agent and shall be in a form and on terms acceptable to Agent, and Grantor shall provide evidence of compliance with the insurance requirements outlined herein in accordance with section 3.3(k)(v).

(ii) Additional Insureds, Etc.

All insurance policies required hereunder shall (1) require 30 days’ prior written notice of cancellation, non-renewal or material change in coverage to Agent (any such cancellation, non-renewal or change, as applicable, not being effective until the thirtieth (30th) day after the giving of such notice); (2) name the Agent and the Additional Insureds as additional insureds under the public liability policies and name Agent as loss payee under the physical damage insurance policies (and any such proceeds paid to Agent shall be held and distributed in the manner provided in Section 3.3(k)(iv) and the other provisions hereof); (3) not require contributions from other policies held by the Additional Insureds; (4) waive any right of subrogation against the Additional Insureds; (5) in respect of any liability of any of the Additional Insureds, except for the insurers’ salvage rights in the Event of Loss, waive the right of such insurers to set-off, to counterclaim or to any other deduction, whether by attachment or otherwise, to the extent of any monies due the Additional Insureds under such policies; (6) not require that any of the Additional Insureds pay or be liable for any premiums with respect to such insurance covered thereby; (7) be in full force and effect throughout any geographical areas at any time traversed by any Airframe or Engine; (8) contain a clause requiring the insurer, upon notice of the same, to name any assignee of an Additional Insured’s interest as an additional insured and a loss payee; (9) shall provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and (10) with respect to physical damages policies only, contain breach of warranty provisions providing that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction of Grantor or any other person (other than an Additional Insured, as to itself only) and shall insure the Additional Insureds regardless of any breach or violation of any warranty, declaration or. condition contained in such policies by Grantor or by any other person (other than an Additional Insured, as to itself only).

(iii) War and Allied Perils Insurance.

With respect to each Aircraft operated outside the continental United States, Grantor shall maintain, and supply Agent proof of, war and allied perils insurance for all locations that such Aircraft travels to and through, which covers the perils of (1) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (2) strikes, riots, civil commotions or labor disturbances, (3) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (4) any malicious act or act of sabotage, (5) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority and (6) hijacking, or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Grantor.

(iv) Application of Insurance Proceeds.

Subject to Section 3.4(g), as between Agent and Grantor, any payments received under policies of hull or other property insurance required to be maintained by Grantor pursuant to Section 3.3(k)(i) and any payments received in respect of any condemnation awards, shall be applied as follows:

(A) in respect of any property damage or loss not constituting an Event of Loss, such payments shall be paid over to and held in a deposit account for which Agent is the depository bank or that is subject to a Control Agreement in favor of Agent, and shall be applied to pay (or to reimburse Grantor) for repairs or for replacement property effected or obtained in accordance with Sections 3.3(g) and (h), and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to Agent, and applied by Agent in accordance with the priority of payments set forth in Section 2.4(b) of the Credit Agreement;

(B) in respect of any property damage or loss constituting an Event of Loss, for which Grantor does not elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to Agent, and applied by Agent in accordance with the priority of payments set forth in Section 2.4(b) of the Credit Agreement;

(C) in respect of any property damage or loss constituting an Event of Loss, for which Grantor does elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to and held in a deposit account for which Agent is the depository bank or that is subject to a Control Agreement in favor of Agent, and shall be applied to pay (or to reimburse Grantor) for such Replacement Airframe and Replacement Engines, and any remaining amounts shall be paid over to Agent, and applied by Agent in accordance with the priority of payments set forth in Section 2.4(b) of the Credit Agreement;

(v) Reports, etc.

Grantor will furnish to Agent (A) on or prior to the date of execution of the Security Agreement Supplement that includes hereunder the Airframe or Engine to which such insurance relates, insurance certificates describing in reasonable detail the insurance maintained by Grantor as required pursuant to this Section 3.3(k), (B) prior to the cancellation, lapse or expiration of the insurance policies required pursuant to this Section 3.3(k), evidence of renewal of such insurance policies, and (C) on or prior to the date of execution of the Security Agreement Supplement that includes hereunder the Airframe or Engine to which such insurance relates and on or before the renewal dates of the insurance policies carried by Grantor pursuant to this Section 3.3(k), a report signed by a firm of aircraft insurance brokers, not affiliated with Grantor, appointed by Grantor and reasonably satisfactory to Agent, stating the opinion of such firm that all premiums in connection with the insurance then due have been paid and the insurance then carried and maintained on each Aircraft complies with the terms hereof and, in the case of renewal insurance, that such renewal insurance will on and after the effective date thereof so comply with the terms hereof. Grantor will instruct such firm to give prompt written advice to Agent (1) of such firm’s receipt of any notice of cancellation of the insurance policies, or notice of a change in the insurance policies which would, in such firm’s judgment, adversely change the statements set forth in the insurance certificates described in clause (A) of this Section 3.3(k)(v), (2) if any premiums are not paid to such firm by Grantor as agreed between Grantor and the applicable insurer(s), after giving effect to the procedures and/or terms that exist between such insurer(s) and such firm from time to time regarding the payment of premiums, (3) upon application by Agent, of the premium payment situation, (4) if such firm ceases to be the insurance broker to Grantor, (5) within fourteen (14) days following such firm’s receipt of a written request from Agent not later than one month before expiration of the insurance policies, if such firm has not received renewal instructions from Grantor, and (6) of any other act or omission on the part of Grantor of which it has knowledge and which would in such firm’s opinion invalidate or render unenforceable, in whole or in any material part, any insurance on any Aircraft. Grantor will also instruct such firm to advise Agent in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on each Aircraft pursuant to this Section 3.3(k) (or such lesser period as may be applicable in the case of war risk coverage).

(vi) Right to Pay Premiums.

Agent, as agent for and on behalf of itself and the Additional Insureds shall have the rights but not the obligations of an additional named insured. None of Agent, any other member of the Lender Group, any Bank Product Provider or any other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of Agent, the Lenders and the other Additional Insureds shall have the option, in its sole discretion, to pay any such premium in respect of each Aircraft that is due in respect of the coverage pursuant to this Security Agreement and to maintain such coverage, as Agent, the Lenders or the other Additional Insureds may require, until the scheduled expiry date of such insurance and, in such event, Grantor shall, upon demand, reimburse Agent, the Lenders and the other Additional Insureds for amounts so paid by them.

(l) Holding Out.

Grantor agrees that it and the other Loan Parties and their respective Subsidiaries will not at any time represent or hold out any Lender, any Bank Product Provider or Agent or any Affiliate of any of them (and will use its commercially reasonable efforts to ensure that no Lender, no Bank Product Provider, Agent, or any Affiliate of any of them is at any time represented or held out by any other Affiliate) as being in any way connected or associated with any operation of any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part or any other operations or carriage undertaken by Grantor.

(m) No Pledging of Credit.

Grantor is not authorized to, and agrees that it will not purport to, pledge the credit of Agent, any Lender, or any Bank Product Provider for any maintenance, service, repairs, or overhauls of, modifications to, or changes or alterations in, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part, or for any other purpose whatsoever.

Section 3.4 Loss, Destruction, Requisition, Etc.

(a) Event of Loss with Respect to any Airframe.

Upon the occurrence of an Event of Loss with respect to any Airframe, Grantor shall forthwith (and in any event within 5 Business Days after such occurrence) give Agent notice of such Event of Loss. Grantor shall, within 60 days after such occurrence, give Agent written notice of its election to perform one of the following options (it being agreed that if Grantor shall not have given Agent such notice of such election, Grantor shall be deemed to have elected to perform the option identified in the following clause (ii)):

(i) subject to the satisfaction of the conditions contained in Section 3.4(d), on a date not more than 12 months (for any Sikorsky S64 aircraft) or 90 days (for any other aircraft) after the occurrence of the Event of Loss (or, if earlier, the Maturity Date), cause to be subjected to the Lien of this Security Agreement a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a remaining useful life, estimated residual value, value and utility at least equal to the Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms hereof) and to be an airframe that is the same model and same or later vintage as the Airframe to be replaced thereby, or an improved model; provided that, if Grantor shall not perform its obligation to effect such replacement under this clause (i) during the 12-month or 90-day period of time, as applicable, provided herein (or, if earlier, the Maturity Date), it shall give Agent notice to such effect upon or before the expiration of such period of time and shall promptly pay on the thirtieth (30th) day after the date of such notice to Agent (or, if earlier, the Maturity Date), in immediately available funds, the amount specified in clause (ii) below; or

(ii) pay or cause to be paid to Agent, in immediately available funds, on a date specified at least 30 days in advance by Grantor not later than the earlier to occur of 90 days after the occurrence of the Event of Loss or 3 days following receipt of insurance proceeds in respect of such Event of Loss, an amount equal to the most recently determined appraised value of such Aircraft.

Anything in this Section 3.4(a) to the contrary notwithstanding, any payments received under any insurance policies shall, within 3 days of receipt thereof, be applied in accordance with Section 3.3(k)(iv).

(b) Effect of Replacement.

Should Grantor have (i) provided a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to the Event of Loss) as provided for in Section 3.4(a)(i), (A) this Security Agreement shall continue with respect to such Replacement Airframe (together with the same such Replacement Engines and any remaining Engines not subject to such Event of Loss) as though no Event of Loss had occurred; (B) Agent shall, at the expense of Grantor, release from the Lien of this Security Agreement the replaced Airframe and the replaced Engine or Engines, if any, installed on the Airframe upon the occurrence of the Event of Loss and subject thereto by executing and delivering to Grantor such documents and instruments as Grantor may reasonably request to evidence such release (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such replaced Airframe and replaced Engine or replaced Engines vested in Agent pursuant to this Security Agreement); and (C) Grantor shall be entitled to receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft as provided in Sections 3.3(k)(iv)(C) and 3.4(e)(i), and (ii) paid the most recently determined appraised value of such Aircraft, Agent shall, at the expense of Grantor, release from the Lien of this Security Agreement any Airframe and any Engine that Grantor sells, transfers, or otherwise assigns to a third party (including any transfer of such Airframe and any such Engines to insurers in consideration of such insurers’ payment of all or a portion of the most recently determined appraised value of the Aircraft under policies of hull or other property insurance required to be maintained by Grantor pursuant to Section 3.3(k(i)) and that is installed on such Airframe upon the occurrence of the Event of Loss and subject thereto by executing and delivering to Grantor such documents and instruments as Grantor may reasonably request to evidence such release (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such Airframe and Engine or Engines vested in Agent pursuant to this Security Agreement).

(c) Effect of Payment.

In the event of the payment in full of the Secured Obligations, (i) this Security Agreement and the obligations of Grantor hereunder shall terminate, (ii) any remaining insurance proceeds, including any investment interest thereon, shall be promptly paid over to Grantor; and (iii) Agent, at the expense of Grantor, shall release from the Lien of this Security Agreement the Airframe or Airframes and the Engine or Engines, if any, installed on such Airframe upon the occurrence of the Event of Loss by executing and delivering to Grantor such releases and other documents and instruments as Grantor may reasonably request to evidence such release (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such Airframe and Engine or Engines vested in Agent pursuant to this Security Agreement).

(d) Conditions to Airframe Replacement.

Grantor’s right to substitute a Replacement Airframe (and Replacement Engines, if applicable) as provided in Section 3.4(a)(i) shall be subject to the fulfillment, at Grantor’s sole cost and expense, in addition to the conditions contained in such Section 3.4(a)(i), of the following conditions precedent:

(i) On the date when the Replacement Airframe (and Replacement Engines, if applicable) are subjected to the Lien of this Security Agreement (such date being referred to in this Section 3.4(d) as the “Replacement Closing Date”), no Event of Default shall have occurred and be continuing and Agent shall have received an Officer’s Certificate so certifying;

(ii) On the Replacement Closing Date the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to Agent and the Lenders:

(A) a Security Agreement Supplement covering the Replacement Airframe (and Replacement Engines, if applicable), which shall have been duly filed for recordation or otherwise duly made of record with the FAA and the International Registry;

(B) such Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for Agent to perfect Agent’s interests in the Replacement Airframe (and Replacement Engines, if applicable); and

(C) an Officer’s Certificate of Grantor certifying that (i) the Replacement Airframe (and Replacement Engines, if applicable) is an aircraft of the same or a more advanced model, is in as good operating condition as, and has a value, remaining useful life, estimated residual value and utility at least equal to, the Airframe (and Replacement Engines, if applicable) it replaces, assuming such Airframe (and Replacement Engines, if applicable) had been maintained in the condition required hereunder, and (ii) in the event the Event of Loss occurs after the third anniversary of the date that such Airframe becomes subject to Agent’s Lien hereunder, the Replacement Aircraft shall have no more than 105% of the total hours of operation, as compared to the Airframe it replaces.

(iii) On or before the Replacement Closing Date, Agent (acting directly or by authorization to its special counsel) shall have received such documents and evidence with respect to Grantor, Agent or the Lenders, as Agent or its special counsel may reasonably request in order to establish the consummation of the transactions contemplated by Section 3.4(a)(i) and this Section 3.4(d), the taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 3.4(d), in each case in form and substance reasonably satisfactory to Agent and the Lenders;

(iv) Agent (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 3.3(k) hereof with respect to the Replacement Aircraft;

(v) On the Replacement Closing Date, (A) the Replacement Airframe (and Replacement Engines, if applicable) shall be duly subjected to the Lien of this Security Agreement free and clear of Liens (other than Permitted Liens) and there shall have been registered with the International Registry a sale to Grantor of such Replacement Airframe (and Replacement Engines, if applicable) and the International Interest for the benefit of Agent under this Security Agreement and the Security Agreement Supplement referred to in clause (ii)(A) above and (B) the Replacement Airframe (and Replacement Engines, if applicable) shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Security Agreement, and (C) application for registration of the Replacement Airframe in accordance with Section 3.3(a) shall have been duly made with the FAA;

(vi) Agent shall have received (A) an appraisal reasonably satisfactory to it with respect to the Replacement Airframe (and Replacement Engines, if applicable) and (B) chain of title evidence for each Replacement Engine in form satisfactory to Agent (which may include bills of sale or, in the absence of a bill of sale, an invoice listing the serial number for such Replacement Engine, from the manufacturer of such Engine to Grantor);

(vii) Agent, for the benefit of the Lender Group and the Bank Product Providers, shall have received (acting directly or by authorization to its special counsel) (A) an opinion, satisfactory in form and substance to Agent, of counsel to Grantor to the effect that (x) the Security Agreement Supplement referred to in clause (ii)(A) above constitutes an effective instrument for the subjection of the Replacement Airframe and Replacement Engines, if any, to the Lien of this Security Agreement, all documents executed and delivered by Grantor pursuant to this Section 3.4(d) have been duly authorized, executed and delivered by Grantor and constitute legal, valid and binding obligations of, and are enforceable against, Grantor in accordance with their respective terms; and (B) an opinion of qualified FAA counsel, with a supporting priority search certificate, as to the registration with the International Registry referred to above and the due recordation of the Security Agreement Supplement and all other documents or instruments with the FAA, the International Registry, or such other agency or registrar, the recordation of which is necessary to perfect and protect the rights of Agent in the Replacement Aircraft, or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes; and

(viii) Grantor shall reimburse Agent and the Lender Group for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by them in connection with any substitution of a Replacement Aircraft pursuant to this Section 3.4.

(e) Non-Insurance Payments Received on Account of an Event of Loss.

As between Agent and Grantor, any payments on account of an Event of Loss (other than insurance proceeds, condemnation awards, or other payments the application of which is provided for in this Section 3.4, or elsewhere in this Security Agreement, as the case may be, or payments in respect of damage to the business or property of Grantor) with respect to any Aircraft, any Engine, any Rotor Blade, any Rotor, or any Part received at any time by Agent or by Grantor from any governmental authority or other Person will be applied as follows:

(i) in respect of any property damage or loss constituting an Event of Loss, for which Grantor does not elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to Agent and applied by Agent in accordance with the priority of payments set forth in Section 2.4(b) of the Credit Agreement; and

(ii) in respect of any property damage or loss constituting an Event of Loss, for which Grantor does elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to and held in an account for which Agent is the depository bank or that is subject to a Control Agreement in favor of Agent, and shall be applied to pay (or to reimburse Grantor) for such Replacement Airframe and Replacement Engines, and any remaining amounts shall be applied in accordance with the priority of payments set forth in Section 2.4(b) of the Credit Agreement.

(f) Requisition for Use.

In the event of a requisition for use by any government of the Airframes and the Engines, if any, or engines installed on any Airframe, Grantor shall promptly notify Agent of such requisition and, if the same does not constitute an Event of Loss, all of Grantor’s obligations under this Security Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by Grantor shall have been prevented or delayed by such requisition, provided that Grantor’s obligations for the payment of money and under Section 3.3(k) (except, in the case of Section 3.3(k), while an assumption of liability by the Government of the United States of the scope referred to in Section 3.3(e) is in effect) shall not be reduced, delayed or affected by such requisition. Any payments received by Agent or Grantor from such government with respect to the use of such Airframe or Engines shall be paid over to, or retained by, Grantor; provided that, if such requisition constitutes an Event of Loss, then all of such payments shall be paid over to Agent (so long as the Lien of this Security Agreement has not been duly discharged), and held and applied as provided in Section 3.4(e). In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not the Airframes (or any of them)), Grantor will replace such Engine hereunder by complying with the terms of Section 3.4(h) and any payments received by Agent or Grantor from such government with respect to such requisition shall be paid over to, or retained by, Grantor.

(g) Certain Payments to be Held As Security.

Any amount referred to in this Section 3.4 or Section 3.3(k) hereof which is payable to Grantor shall not be paid to Grantor, or, if it has been previously paid directly to Grantor, shall not be retained by Grantor, if at the time of such payment a payment Default or any Event of Default shall have occurred and be continuing, but shall be paid to and held by Agent as security for the Secured Obligations, unless and until applied by Agent to the Secured Obligations and at such time as there shall not be continuing any such payment Default or Event of Default, such amount and any gain realized as a result of Permitted Investments required to be made pursuant to Section 3.8 shall to the extent not so applied be paid over to Grantor.

(h) Substitution of Engines.

So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right at its option at any time, on at least 30 days’ prior notice to Agent, to subject to the Lien of this Security Agreement, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to any Airframe, shall within 60 days of the occurrence of such Event of Loss and on at least five (5) Business Days’ prior notice to Agent shall subject to the Lien of this Security Agreement, a Replacement Engine for any Engine not then installed or held for use on such Airframe. In such event, immediately upon the effectiveness thereof on the date set forth in such notice and without further act, (i) the Replacement Engine shall be subjected to the Lien of this Security Agreement free and clear of all other Liens (other than Permitted Liens), and there shall have been registered with the International Registry a sale to Grantor of such Replacement Engine and the International Interest for the benefit of Agent under this Security Agreement and the Security Agreement Supplement referred to in clause (i)(A) below, (ii) the replaced Engine shall, at the expense and request of Grantor, be released from the Lien of this Security Agreement and shall no longer be deemed an Engine hereunder, and (iii) such Replacement Engine shall be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to such Airframe. Upon the substitution of a Replacement Engine, the following conditions shall be satisfied at Grantor’s sole cost and expense and the parties agree to cooperate with Grantor to the extent necessary to enable it to timely satisfy such conditions:

(i) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to Agent:

(A) a Security Agreement Supplement covering the Replacement Engine, which shall have been duly filed for recordation with the FAA and made of record with the International Registry;

(B) such Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Agent to protect Agent’s interests in the Replacement Engine;

(C) an Officer’s Certificate of Grantor certifying that (i) in the case of a voluntary replacement only, no Event of Default shall have occurred and be continuing and (ii) (x) in the case of a voluntary replacement, the Replacement Engine has at least the same number of hours or cycles (whichever is applicable) of operation on such Replacement Engine remaining until the next scheduled life limited part replacement as the Engine it replaces, assuming such Engine had been maintained in the condition required hereunder; or (y) in the case of a mandatory replacement, Grantor has not discriminated in its selection of the Replacement Engine (based on the financed status of such Aircraft);

(D) an opinion of qualified FAA counsel, with a supporting priority search certificate, as to the registrations with the International Registry referred to above and the due recordation of the Security Agreement Supplement and all other documents or instruments the recordation with the FAA, the International Registry, or other registrar or agency, of which is necessary to perfect and protect the rights of Agent in the Replacement Engine;

(E) to the extent that an engine warranty in respect of such Replacement Engine is available to Grantor, an engine warranty assignment covering such Replacement Engine and a consent to such engine warranty assignment in such form and substance satisfactory to Agent;

(F) chain of title evidence for such Replacement Engine in form satisfactory to Agent (which may include bills of sale or, in the absence of a bill of sale, an invoice listing the serial number for such Replacement Engine, from the manufacturer of such Engine to Grantor); and

(G) evidence that the insurance requirements of Section 3.3(k) with respect to an Engine are satisfied and that the insurance covering such Replacement Engine shall be of the type usually carried by Grantor with respect to similar engines, and covering risks of the kind customarily insured against by Grantor; and

(ii) Grantor shall furnish (or cause to be furnished to) Agent, for the benefit of the Lender Group and the Bank Product Providers, with an opinion, reasonably satisfactory in form and substance to Agent, of Grantor’s counsel to the effect that such documents reasonably requested by Agent or the Lenders are sufficient to subject such Replacement Engine to the Lien of this Security Agreement.

Upon satisfaction of all conditions to such substitution, (x) Agent shall, at the expense of Grantor, execute and deliver to Grantor such documents and instruments as Grantor shall reasonably request to release of the replaced Engine from the Lien of this Security Agreement (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such replaced Engine vested in Agent pursuant to this Security Agreement), and (y) Grantor shall be entitled to receive all insurance proceeds and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.3(k)(iv)(A) and 3.4(e)(ii).

Section 3.5 Agreement Regarding Engines.

Agent hereby agrees for the benefit of agent or secured party of any engine (other than any Engine) or of any airframe (other than any Airframe) leased to Grantor or purchased by Grantor subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement (in the case of any such airframe) also covers an engine or engines owned by agent under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, that Agent will not acquire or claim, as against such agent or secured party, any right, title or interest in any such engine as the result of such engine being installed on any Airframe at any time while such engine is owned by such agent or is subject to such conditional sale or other security agreement or security interest in favor of such secured party.

Section 3.6 Quiet Enjoyment.

Agent, on behalf of the Lender Group and Bank Product Providers, covenants that, as long as no Event of Default has occurred and is continuing, Grantor’s possession, use and quiet enjoyment of each Aircraft in accordance with and subject to the provisions of this Security Agreement and the Credit Agreement shall not be interrupted by Agent, the other members of the Lender Group, or any Bank Product Provider (or any Person lawfully claiming through Agent, the other members of the Lender Group, or the Bank Product Providers).

Section 3.7 Inspection.

At all reasonable times and intervals as Agent may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Grantor and during regular business hours, Agent or its authorized representatives may at their own expense and risk (unless an Event of Default shall have occurred and be continuing, in which event Grantor shall bear such expense and risk) conduct a visual walk-around inspection of any Aircraft and any Engine (including a visual walk-around inspection of any Aircraft during any “C” check or other heavy maintenance) and may inspect the books and records of Grantor relating to the operation and maintenance thereof and Grantor shall provide copies of such books and records to Agent or its authorized representatives at its or their reasonable request; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of Grantor by Agent or the Lenders with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, and (c) in the case of an inspection during a maintenance visit, such inspection shall not interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of any Airframe or any Engine or with the normal conduct of Grantor’s business.

In addition to any inspection as provided hereunder, upon each request of Agent to Grantor made not more than two times in a calendar year, Grantor will make available to Agent or such Lender information with respect to the cycles and hours of operation of the Airframes and Engines and the status of the time controlled components of the Engines.

If requested by Agent, Grantor shall provide the date (if then scheduled) upon which any Airframe undergoes its next scheduled major check and, with respect to any Engine, the next scheduled off such Airframe maintenance, and shall advise Agent and such Lender of the name and location (if then known) of the relevant maintenance performer.

No liability or obligation will be incurred by Agent or any Lender, as the case may be, by reason of non-exercise by it of the inspection rights referred to in this Section 3.7. Any viewing of any Aircraft by Agent, or any of its representatives, as the case may be, shall be for such Person’s information purposes only, and there shall be no inference or implication therefrom that Grantor is in compliance with its obligations under the Credit Agreement or this Security Agreement.

Section 3.8 Additional Airframes and Engines.

So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right at its option at any time, on at least 30 days’ prior notice to Agent to, or otherwise if required by any Loan Document as and when so required, Grantor shall, subject to the Lien of this Agreement one or more additional Airframes or Engines (“Additional Collateral”) as Collateral. In such event, immediately upon the effectiveness thereof on the date set forth in such notice or when so required, and without further act, the Additional Collateral shall be subjected to the Lien created by this Agreement free and clear of Liens (other than Liens of Notes Collateral Agent). Upon the addition of an Additional Collateral, (a) Grantor shall satisfy at its sole cost and expense all requirements set forth in Section 3.4(d) of this Agreement relative to such Additional Collateral as if it were Replacement Airframes and Replacement Engines to the extent applicable and excluding Section 3.4(d)(ii)(C), and (b) Grantor shall execute and deliver to Agent such other documents and shall take such other actions as may be reasonably requested by Agent in connection with adding such Additional Collateral to the Lien of this Agreement.

Section 3.9 Permitted Foreign Transfers. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any Aircraft may be operated by Grantor in and located in foreign jurisdictions from time to time and, in connection therewith upon Grantor’s written request, made not less than 10 days in advance, so long as no Default or Event of Default shall have occurred and be continuing (i) Agent shall permit the deregistration of such Aircraft to the extent the applicable foreign registration requirements prohibit registration in the United States and (ii) Agent will, at Grantor’s expense, make or cause to be made any filings at the request of Grantor to cause Agent’s Lien in such Aircraft to be removed from the FAA registry so long as, immediately after giving effect to consummation of the actions described in the foregoing clauses (i) and (ii) (the “Determination Date”), the ratio of (a) the Appraised Value of all Aircraft owned by the Loan Parties as of the Determination Date and subject to a first priority perfected security interest in favor of Agent to secure the Secured Obligations to (b) the Appraised Value of all Aircraft owned by the Loan Parties as of the Determination Date would be at least 0.85 to 1.00. For the purposes of this Section 3.9, “Appraised Value” shall mean, as of any Determination Date, with respect to any Aircraft owned by the Loan Parties as of such Determination Date, the current market value of such Aircraft as determined in an “extended desktop” appraisal conducted by a firm reasonably satisfactory to Agent, that is maintenance adjusted, that was completed not more than 1 year prior to such Determination Date. For the avoidance of doubt, such appraisal shall be conducted in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) or in accordance with other procedures acceptable to Agent.

SECTION 4. REMEDIES OF AGENT UPON AN EVENT OF DEFAULT

Section 4.1 Remedies with Respect to Collateral. (a) Remedies Available. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, this Security Agreement shall be in default, and Agent may, and upon the instruction of the Required Lenders shall, do one or more of the following but without any duty to account to Grantor with respect to such action or inaction: (A) demand in writing that Grantor, at Grantor’s expense, deliver promptly, and Grantor shall deliver promptly, all or such part of any Airframe or any Engine or any other Collateral to Agent or its designee or, Agent, at its option, may enter upon the premises where all or any part of any Airframe or any Engine or any other Collateral are located or are supposed to be located, search for Collateral and take immediate possession of and remove the same by summary proceedings or otherwise, and without demand or notice or liability of any kind whatsoever; and/or (B) if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale in accordance with the Guaranty and Security Agreement to Grantor at least 10 days prior to the date of such sale, and any other notice which may be required by Law, sell and dispose of the Collateral, or any part thereof, or interest therein, free and clear of any rights or claims of Grantor, at public auction or private sale, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Agent may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) and time designated in the notice above referred to. Any such sale may be adjourned from time to time by announcement at the time and place appointed for such sale, or for any such adjourned sale, without further notice, and Agent or a Lender may bid and become the purchaser at any such sale and each Lender shall be entitled at any sale to credit against any purchase price bid at such sale by such Lender all or any part of any unpaid Secured Obligation owing to such Lender secured by the Lien of this Security Agreement; (C) hold, use, operate, lease to others or keep idle all or any part of such Airframe or such Engine as Agent, in its sole discretion, may determine, all free and clear of any rights or claims of Grantor; and/or (D) exercise any or all of other rights and powers and pursue any and all other remedies accorded to a secured party under Applicable

Law or the Cape Town Convention, including to recover judgment in its own name as Agent against the Collateral and to take possession of all or any part of the Collateral, to exclude Grantor and all Persons claiming under it wholly or partly therefrom, and including to exercise any other remedy of a secured party under the UCC (whether or not in effect in the jurisdiction in which enforcement is sought).

If an Event of Default shall have occurred and be continuing, Agent may, in its sole discretion, from time to time, at the expense of Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of Grantor relating to the Collateral in connection therewith, as Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Agent may determine; and Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Agent may be required or may elect, to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Grantor at the employment of one or more Persons to remarket the Collateral for sale or lease or to otherwise manage the Collateral), and all other payments which Agent may be required or authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of Agent, and of all Persons engaged or employed by Agent.

If an Event of Default shall have occurred and be continuing, at the request of Agent, Grantor shall promptly execute and deliver to Agent such instruments of title and other documents as Agent may deem necessary or advisable to enable Agent or an agent or representative designated by Agent, at such time or times and place or places as Agent may specify, to obtain possession of all or any part of the Collateral to which Agent shall at the time be entitled hereunder, to change the registration of any Aircraft, to deregister any Aircraft or otherwise to facilitate the exercise of the above-mentioned rights and remedies. Without limiting the foregoing, upon Agent’s request, Grantor shall execute and deliver to Agent an Irrevocable De-Registration and Export Request Authorization (“IDERA”), the form of which is attached hereto as Exhibit B, for any Aircraft, and Agent may use or otherwise file, record, and/or register such IDERA as it may elect during the existence of an Event of Default, provided that Agent shall give 3 days written notice to Grantor prior to using or otherwise filing, recording, and/or registering such IDERA. If Grantor shall for any reason fail to execute and deliver such instruments and documents after such request by Agent, Agent may obtain a judgment conferring on Agent the right to immediate possession and requiring Grantor to execute and deliver such instruments and documents to Agent, to the entry of which judgment Grantor hereby specifically consents to the fullest extent it may lawfully do so.

Nothing in the foregoing shall affect the right of Agent, any other member of the Lender Group or any Bank Product Provider to receive all amounts owing to such Lender as and when the same may be due.

(b) Agent may proceed to protect and enforce this Security Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Security Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(c) Any proceeds received by Agent after the occurrence of an Event of Default shall be applied by Agent in accordance with the priority of payments set forth in Section 2.4(b) of the Credit Agreement

Section 4.2 Remedies Cumulative. To the maximum extent permitted by applicable law, each and every right, power and remedy herein specifically given to Agent or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, by statute or by the Loan Documents, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of Grantor or to be an acquiescence therein.

Section 4.3 Discontinuance of Proceedings. In case Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.4 Intentionally Omitted.

Section 4.5 Further Assurances. Grantor, at its own cost and expense, shall take all such actions as Agent from time to time may request in its reasonable discretion, so as to ensure that Agent has or obtains the fullest benefit, protection, and advantages under the Cape Town Convention. The parties hereto agree with respect to such matters, as follows:

(a) In this Security Agreement, the Convention and the Aircraft Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Cape Town Convention. In this Section 4.5 the following expressions have the respective meanings set forth in Article 1 of the Convention:

(i) aircraft engines,

(ii) airframe,

(iii) creditor,

(iv) international interest or International Interest,

(v) prospective international interest,

(vi) registry authority,

(vii) security agreement,

(viii) State of registry,

(b) Grantor, as grantor, and Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, agree that:

(i) each Airframe of each Aircraft is an airframe and, accordingly, an aircraft object, and each Engine is an aircraft engine and, accordingly, an aircraft object, to which this Security Agreement relates for the purposes of the Cape Town Convention, and each Aircraft has the model, manufacturer’s serial number, and, as of the date hereof, U.S. registration mark specified on Annex A for such Aircraft;

(ii) the International Interest of Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, as a creditor and chargee under a security agreement, in each of the Airframes and the Engines, shall promptly following the execution and delivery of this Agreement (and thereafter, promptly following the execution and delivery of a Security Agreement Supplement) be registered, with the consent of Grantor, as grantor, and of Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, as an International Interest under the Cape Town Convention in each of the Airframes and the Engines and each such registration may be amended or extended prior to its expiry by Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, alone, consent of Grantor being deemed given hereby;

(iii) for the purposes of Article 17(1) of the Convention each of the events which constitutes an Event of Default is an event that constitute a default or otherwise give rise to the rights and remedies specified in Articles 12 to 15 and 20 of the Convention;

(iv) Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, shall have the remedies referred to in Articles 15(1) and 20(1) of the Convention;

(v) for the purposes of Article 54 of the Convention and other provisions of the Cape Town Convention which relate back to such Article, the courts sitting in the County of New York, New York or in Dublin, Ireland shall have exclusive jurisdiction in respect of any claims brought under the Cape Town Convention in accordance with the provisions of Section 5.12 of this Security Agreement;

(vi) Agent may exercise, in addition to the remedies under the Loan Documents, any other right or remedy which may be available to it as secured party under Applicable Law or under the Cape Town Convention, including, without limitation, all rights and remedies under Chapter III of the Convention and Chapter II of the Aircraft Protocol. To the extent permitted by Applicable Law, Grantor and Agent hereby agree that Agent shall not be required to provide notice to Grantor as set forth in Article IX(6) of the Aircraft Protocol in connection with a proposal to procure the de-registration and export of any Aircraft without a court order. Grantor expressly agrees to permit Agent to obtain from any applicable court, pending final determination of any claim resulting from an Event of Default hereunder, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Aircraft Protocol as Agent shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by Applicable Laws.

(vii) Grantor shall cooperate with Agent, as secured party, at Grantor’s expense with respect to effecting registration pursuant to the Cape Town Convention of any agreement related to the ranking of priority between the various International Interests and/or the interests of Grantor, as grantor, Agent, as secured party, save that the Lien of Agent ranks prior to all other interests.

(c) Except to the extent expressly provided herein, any terms of this Security Agreement or the other Loan Documents which expressly incorporate any provisions of the Cape Town Convention shall prevail in the case of any conflict with any other provision contained herein. Each of the parties hereto acknowledges and agrees that for purposes of the Cape Town Convention (to the extent applicable hereto) separate rights may exist with respect to the Airframe and the Engines.

(d) Grantor hereby consents to the exercise by Agent of the remedies granted herein and in the other Loan Documents and in the Cape Town Convention (in accordance with the terms of the Cape Town Convention). Grantor acknowledges and agrees that Agent may exercise such of the remedies as set forth in Section 4.1 or in the other Loan Documents as it shall determine in its sole discretion and none of the remedies as set forth in Section 4.1 or in the other Loan Documents is manifestly unreasonable. To the extent permitted by Applicable Law, Grantor and Agent hereby agree that paragraph 2 of Article 13 of the Convention shall not apply to this Agreement or to the exercise of any remedy by Agent under this Agreement or in the other Loan Documents or under the Cape Town Convention. Following the occurrence of an Event of Default, Grantor agrees that Agent may immediately discharge any registration made with the International Registry in Grantor’s favor.

SECTION 5. MISCELLANEOUS

Section 5.1 Termination of Security Agreement. Upon payment in full of the Secured Obligations, or upon permitted de-registration of any Collateral hereunder in accordance with Section 3.9, Agent shall, upon the written request of Grantor, execute and deliver to, or as directed in writing by, and at the expense of, Grantor an appropriate instrument or instruments (in due form for recording and in the form provided by Grantor and reasonably approved by Agent) reasonably required to release, without recourse, representation or warranty, all Aircrafts and the balance of the Collateral (or, in the case of de-registration under Section 3.9, solely the applicable de-registered Aircraft and the other Collateral in respect thereof) from the Lien of this Security Agreement and, in the case of payment in full of the Secured Obligations, this Security Agreement shall terminate; provided, however, that this Security Agreement shall earlier terminate upon any sale or other final disposition by Agent of all property constituting the Collateral and the final distribution by Agent of all monies or other property or proceeds constituting the Collateral in accordance with the terms of the Credit Agreement. In addition, in connection with the release of the Lien of this Security Agreement, Agent shall discharge or consent to the discharge of the registration of the International Interests in favor of Agent vested in Agent pursuant to this Security Agreement. Except as otherwise provided above, this Security Agreement and the Liens in respect of the Collateral created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 5.2 No Legal Title to Collateral in Agent, Any Other Member of the Lender Group, or Any Bank Product Provider. None of Agent, the other members of the Lender Group, and the Bank Product Providers shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of Agent, any other member of the Lender Group, or any Bank Product Provider in and to the Collateral or this Security Agreement shall operate to terminate this Security Agreement or the trusts hereunder or entitle any successor or transferee of Agent, any other member of the Lender Group, or any Bank Product Provider to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 5.3 Sale of Aircraft by Agent is Binding. Any sale or other conveyance of any Aircraft, Airframe, Engine, or any interest therein by Agent made pursuant to the terms of this

Security Agreement shall bind the Lender Group, the Bank Product Providers, and Grantor, and shall be effective to transfer or convey all right, title and interest of Agent, the Lender Group, the Bank Product Providers, and Grantor in and to such Aircraft, Airframe, Engine, or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by any Lender.

Section 5.4 Benefit of Security Agreement. Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than Grantor, Agent, the Lender Group, and the Bank Product Providers, any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

Section 5.5 Intentionally Omitted.

Section 5.6 Intentionally Omitted.

Section 5.7 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be given in accordance with Section 11 of the Credit Agreement.

Section 5.8 Severability of Provisions. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 5.9 Counterparts; Electronic Execution. This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Security Agreement.

Section 5.10 Successors and Assigns. All covenants and agreements contained herein and in the other Loan Documents shall be binding upon, and inure to the benefit of, Grantor and its successors and permitted assigns, provided, however, that Grantor may not assign this Agreement or any rights, obligation or duties hereunder without Agent’s prior written consent and any prohibited assignment shall be absolutely void ab initio, and Agent and its successors and permitted assigns, and each Lender and its successors and permitted assigns, all as provided herein or in the other Loan Documents. Any request, notice, direction, consent, waiver or other instrument or action by any Lender (unless withdrawn by such Lender or its successor prior to it being acted upon by Agent) shall bind the successors of such Lender.

Section 5.11 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Security Agreement.

Section 5.12 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SECURITY AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF NEW YORK (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 5.12(c) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF NEW YORK CODE OF CIVIL PROCEDURE. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF NEW YORK, NEW YORK.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO NEW YORK CODE OF CIVIL PROCEDURE. THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF NEW YORK.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF NEW YORK AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH NEW YORK SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO NEW YORK CODE OF CIVIL PROCEDURE, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER

AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

Section 5.13 Amendments. This Security Agreement may be amended, supplemented or otherwise modified only in accordance with the provisions of the Credit Agreement.

Section 5.14 Limitation on Agent’s, the Other Members of the Lender Group’s, and the Bank Product Providers’ Duty in Respect of Collateral. Agent, the other members of the Lender Group, and the Bank Product Providers shall use reasonable care with respect to the Collateral in its possession or under its control. None of Agent, the other members of the Lender Group, and the Bank Product Providers shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, such other member of the Lender Group, or such Bank Product Provider, or any income thereon or as to the preservation of rights against prior or any other parties or any other rights pertaining thereto.

Section 5.15 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Grantor or any Guarantor or the transfer to Agent, any other member of the Lender Group, or any Bank Product Provider of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Agent, any other member of the Lender Group, or any Bank Product Provider is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent, any other member of the Lender Group or any Bank Product Provider is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Agent, any other member of the Lender Group, or any Bank Product Provider related thereto, the liability of Grantor and each Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

Section 5.16 Concerning Agent. Agent acts hereunder solely as agent as in the Credit Agreement provided on behalf of the Lender Group and Bank Product Providers and not in its individual capacity. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each member of the Lender Group and each Bank Product Provider.

Section 5.17 Additional Cape Town Convention Provisions.

(a) Grantor agrees and acknowledges this Security Agreement creates and constitutes an International Interest in the Collateral. Grantor hereby undertakes to perform all of its obligations hereunder and under any contracts or agreements constituting part of the Collateral. Grantor shall establish a valid and existing account with the International Registry, appoint an Administrator and/or a Professional User acceptable to Agent to make registration in regards to the Collateral. On, or within a reasonable time after the date hereof, Grantor’s applicable Contracts of Sale shall be registered and searchable in the International Registry, but subordinate to the registration of the International Interest created by this Security Agreement. Grantor shall not register any prospective or current International Interest or Contract of Sale (or any amendment, modification, supplement, subordination of subrogation thereof) with the International Registry (other than with respect to the Senior Note Indebtedness) except as permitted by this Security Agreement or any other Loan Document, Grantor shall not execute or deliver any IDERA to any party other than Agent unless Agent agrees in writing or as otherwise permitted by this Security Agreement or any other Loan Document. Grantor further represents and confirms it is situated in a Contracting State (as that term is used in the Convention) as contemplated under the Cape Town Convention, and Grantor has the power to dispose of the Collateral, as contemplated by the Cape Town Convention.

(b) The parties hereto agree that for the purposes of the definition of Prospective International Interest in the Cape Town Convention, the making of any extensions of credit under the Credit Agreement shall constitute the stated event upon which Grantor has created or provided for an International Interest in the Aircraft Objects (as such term is defined in the Cape Town Convention). In addition, without limiting any other provision of this Security Agreement, Grantor agrees that a Prospective International Interest registration shall be made on the International Registry with respect to each Engine, regardless of whether it is installed on an Airframe.

Section 5.18 Credit Agreement. The provisions of this Security Agreement are supplemental to the provisions of the Credit Agreement. In the event of any actual, irreconcilable conflict that cannot be resolved between the Eligible Aircraft and Eligible Inventory provisions of the Credit Agreement and this Security Agreement, the Credit Agreement shall control and govern. For the avoidance of doubt, in the event of any actual, irreconcilable conflict that cannot be resolved between Section 3.9 hereof and the provisions of the Credit Agreement, Section 3.9 shall control and govern.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

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Schedule I

to Security Agreement

DEFINITIONS RELATING SECURITY AGREEMENT

“Accessories”: means water tanks, pond snorkels, water cannons, and other equipment and attachments for aircranes that are used by a Person for the purpose of firefighting, logging, and construction.

“Additional Collateral”: has the meaning ascribed thereto in Section 3.8 of the Security Agreement.

“Additional Insureds”: means each member of the Lender Group and the Bank Product Providers, and their respective officers, directors, employees, agents, and other representatives.

“Administrator”: has the meaning ascribed thereto in the Cape Town Convention.

“Aeronautical Authority”: means the FAA.

“After-Tax Basis”: with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due, shall be equal to the payment that would have been received or accrued in the absence of such Taxes and any savings in Taxes.

“Agent”: has the meaning set forth in the introductory paragraph of the Security Agreement.

“Aircraft”: means, collectively, the Airframes, Engines, Rotors, and Rotor Blades, whether or not any of such initial or substituted Engines, Rotors, or Rotor Blades may from time to time be installed on each Airframe.

“Aircraft Documents”: means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA or the Maintenance Program to be maintained with respect to Aircraft, Airframes, Engines, Rotors, Rotor Blades, or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FARs or the Maintenance Program, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, web based or other electronic storage, or computer disk or any software) such materials may be maintained or retained by or on behalf of Grantor; provided that all such materials shall be maintained in the English language.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa as the same may be amended or modified from time to time.

“Airframe”: means (a) the aircraft (except the Engines, engines, Rotors, or Rotor Blades from time to time installed thereon) listed by manufacturer’s serial numbers and US Registration numbers on Annex A attached hereto; and (b) any and all Parts so long as the same shall be incorporated or

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installed in or attached to such aircraft, or so long as the same shall be subject to the Lien of the Security Agreement in accordance with the terms of Section 3.3(h), (i) or (j) thereof, removed from such aircraft. Each Airframe is of a type certified to transport at least eight persons including crew, or goods in excess of 2750 kilograms. The term “Airframe” shall include any Replacement Airframe which may from time to time be substituted pursuant to Section 3.4 of the Security Agreement. At such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the Lien of the Security Agreement, such replaced Airframe shall cease to be the Airframe under the Security Agreement. The term “Airframe” shall also include any aircraft added to the Lien of this Agreement as Collateral as an Additional Airframe and Engines pursuant to Section 3.5 of the Security Agreement and related Parts as described above.

“Applicable Law”: means any Laws applicable to Grantor.

“Bills of Sale”: means the warranty bills of sale covering each Aircraft.

“Borrower” and “Borrowers”: have the respective meanings ascribed thereto in the recitals to the Security Agreement.

“Cape Town Convention” means, collectively, the Aircraft Protocol, the Convention, the International Registry Procedures, and the International Registry Regulations.

“Citizen of the United States”: means a citizen of the United States as defined in § 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

“Code”: has the meaning given such term in the Guaranty and Security Agreement.

“Collateral”: has the meaning set forth in Section 2.1 of the Security Agreement.

“Convention” means the official English language text of the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted November 16, 2001 at a diplomatic conference held in Cape Town, South Africa as the same may be amended or modified from time to time.

“Contract of Sale”: has the meaning ascribed thereto in the Cape Town Convention.

“Credit Agreement”: has the meaning set forth in the recitals to the Security Agreement.

“Engine”: means (a) the engines bearing manufacturer’s serial numbers on Annex A attached hereto, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft; and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 3.4 of the Security Agreement; together, in each case, with any and all Parts so long as the same shall be incorporated or installed in or attached thereto or, so long as the same shall be subject to the Lien of the Security Agreement in accordance with the terms of Section 3.3 (g), (h) or (i) thereof, removed from any such engine. The term “Engine” shall also include any aircraft added to the Lien of this Agreement as Collateral as an Additional Airframe and Engines pursuant to Section 3.5 of the Security Agreement and related Parts as described above.

“Engine Manufacturer”: means the manufacturer of an Engine as specified on Annex A attached hereto.

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“Event of Loss”: means any of the following events with respect to any Aircraft, any Airframe, or any Engine:

(i) any theft, hijacking or disappearance of such property for a period of 90 consecutive days or more or, if earlier for a period that extends beyond the Maturity Date;

(ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

(iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government or purported government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of in the case of any requisition of use, 60 consecutive days or, in any case in this clause (iv), such shorter period ending on the Maturity Date;

(v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government for a period extending beyond the Maturity Date;

(vi) as a result of any law, rule, regulation, order or other action by the Aeronautical Authority, the use of any Aircraft or any Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same make and model as the Aircraft equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or beyond the end of the Maturity Date), unless Grantor, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of such Aircraft and shall within 12 months have conformed at least one aircraft in Grantor’s fleet of the same generic model as the applicable Aircraft or Airframe (but not necessarily the applicable Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the applicable Aircraft in a non-discriminatory manner provided that, notwithstanding the foregoing, if such normal use of such property shall be prohibited, or if such normal use of such property shall be prohibited for a period of 12 consecutive months, an Event of Loss shall be deemed to have occurred;

(vii) the basing of such Aircraft, while under requisition for use by any government (other than the Government while an indemnity of the type and scope described in Section 3.3(e) of the Security Agreement) is in full force and effect in any area excluded from coverage by any required insurance policy; and

(viii) with respect to an Engine only, the requisition or taking of use thereof by any government, and any divestiture of title or ownership deemed to be an Event of Loss with respect to an Engine under Section 3.2(c) or 3.2(f) of the Security Agreement.

The date of such Event of Loss shall be the date the applicable event occurs. An Event of Loss with respect to any Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe associated with such Aircraft.

“Federal Aviation Code”: means the sections of Title 49 of the United States Code relating to aviation, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement therefor.

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“Government”: means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

“IDERA” shall have the meaning ascribed to it in Section 4.1(a) hereof.

“International Interest”: has the meaning ascribed thereto in the Cape Town Convention.

“International Registry” means the International Registry of Mobile Assets located in Dublin, Ireland and established pursuant to the Cape Town Convention, along with any successor registry thereto.

“International Registry Procedures” means the official English language text of the procedures for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

“International Registry Regulations” means the official English language text of the regulations for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

“Law”: means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lender” and “Lenders” have the respective meanings ascribed thereto in the recitals of the Security Agreement.

“Lien”: means with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, lease, sublease, encumbrance of any kind, charge or security interest in, on or of such asset, or any other type of preferential treatment, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) any registration, International Interest, or prospective International Interest with the International Registry that has not been discharged.

“Manufacturer”: means the manufacturer of an Airframe as specified on Annex A attached hereto.

“Obligations”: has the meaning specified therefor in the Credit Agreement.

“Officer’s Certificate” shall mean a certificate signed by an authorized officer of Grantor and delivered to Agent.

“Parts”: means any and all appliances, parts, components, avionics, landing gear, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, Rotors, or Rotor Blades and (b) any parts leased by Grantor from a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine.

“Professional User”: has the meaning ascribed thereto in the Cape Town Convention.

“Replacement Aircraft”: means the Aircraft of which a Replacement Airframe is part.

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“Replacement Airframe”: means an airframe that shall have been subjected to the Lien of the Security Agreement pursuant to Section 3.4 thereof.

“Replacement Closing Date” has the meaning set forth in 3.4(d)(i) of the Security Agreement.

“Replacement Engine”: means an engine which shall have been subjected to the Lien of the Security Agreement pursuant to Section 3.4 thereof.

“Rotor”: means any helicopter rotor now or hereafter owned by Grantor.

“Rotor Blade”: means any rotor blade now or hereafter owned by Grantor.

“Secured Obligations”: means (a) all of the present and future obligations of Grantor arising from, owing under or pursuant to this Security Agreement, the Credit Agreement, or any of the other Loan Documents (including the Guaranty and Security Agreement), (b) all Bank Product Obligations, and (c) all other Obligations of Grantor (including, in the case of each of clauses (a), (b) and (c), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable i:n whole or in part as a claim in any Insolvency Proceeding).

“Security Agreement Supplement”: means a Security Agreement Supplement with respect to an applicable Airframe and/or Engine(s) substantially in the form of Exhibit A to the Agreement.

“Transportation Code”: means Subtitle VII of Title 49 of the United States Code, as amended and recodified from time to time.

“United States” and “U.S.”: each means the United States of America.

“U.S. Government”: means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the United States.

“Wet Lease”: means any arrangement, whether or not referred to as a “lease”, a “charter” or otherwise, whereby Grantor agrees to furnish any Aircraft or any Airframe to a third party, or agrees to provide the services of any Aircraft or Airframe for the benefit of a third party, pursuant to which such Aircraft or such Airframe shall at all times be in the operational control of a Grantor and shall be maintained, insured and otherwise operated in accordance with the provisions hereof, provided that Grantor’s obligations under the Loan Documents shall continue in full force and effect notwithstanding any such arrangement.

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